                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 44 to Registration  Statement No. 33-14567 on Form N-1A of American  Century
Variable  Portfolios,  Inc. of our reports dated February 8, 2006,  appearing in the respective Annual Reports of VP Balanced Fund, VP Capital Appreciation Fund,
VP Income & Growth Fund, VP International  Fund, VP Large Company Value Fund, VP
Mid Cap Value Fund, VP Ultra Fund, VP Value Fund and VP Vista Fund (the "Funds")
comprising  American  Century  Variable  Portfolios,  Inc.  for the  year  ended
December 31, 2005, in the Statement of Additional Information,  which is part of this  Registration  Statement.  We also consent to the reference to us under the captions  "Independent  Registered  Public Accounting Firm" in such Statement of
Additional Information. We also consent to the reference to us under the caption
"Financial  Highlights" in the Prospectuses of the above noted Funds,  which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP
-----------------------------------------
DELOITTE & TOUCHE LLP
Kansas City, Missouri
April 5, 2006